Exhibit 10.1

EXTENSION AGREEMENT

THIS EXTENSION AGREEMENT (this “Agreement”), dated and effective as of January 16, 2025, is entered into by and between Crown LNG Holdings Limited, a private limited company organized under the laws of Jersey, Channel Islands (the “Company”), Helena Special Opportunities LLC (the “Holder”). The Company and the Holder are together referred to herein as the “Parties,” or each of them individually as a “Party”. Capitalized terms in this Agreement shall have the meanings given to them in the Purchase Agreement (as defined below), unless otherwise defined herein.

WHEREAS, the Parties entered into and executed that certain Securities Purchase Agreement dated as of June 4, 2024 (the “Purchase Agreement”), pursuant to which the Company (a)(i) issued to the Holder a Convertible Promissory Note dated July 8, 2024 in the original principal amount of $2,950,000.00 and having a principal amount of $3,100,183.69 immediately prior to the date of this Agreement (the “July Note”), and (ii) issued to Helena a warrant to purchase ordinary shares of the Company dated July 8, 2024 (each a “Warrant”);

WHEREAS, the Company issued to the Holder a Convertible Promissory Note dated August 2, 2024 in the original principal amount of $258,125.00 and having a principal amount of $116,872.57 immediately prior to the date of this Agreement (the “August Note” and together with the July Note, the “Notes”)

WHEREAS, the Parties acknowledge that the principal amount owing in respect of the Notes immediately prior to the date hereof are no less than the amounts set forth in the foregoing recitals;

WHEREAS, the Parties acknowledge and agree that certain defaults and Events of Default under each Note have occurred and are continuing as of the date hereof;

WHEREAS, the Parties have now come to a resolution whereby, as more fully described below, in exchange for a temporary forbearance by the Holder of certain rights and remedies under the Notes and Purchase Agreement the Company shall cause to be issued to the Holder a certain amount of its ordinary shares of the Company (the “Ordinary Shares”); and

WHEREAS, the Company deems it to be in its best interests and the best interests of the shareholders of the Company to enter into this Agreement with the Holder pursuant to the terms and conditions herein contained.

NOW, THEREFORE, IN CONSIDERATION OF THE PROMISES, ACTS, RELEASES AND OTHER GOOD AND VALUABLE CONSIDERATION HEREINAFTER RECITED, THE SUFFICIENCY AND RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED, THE PARTIES HERETO, INTENDING TO BE LEGALLY BOUND, AGREE AS FOLLOWS:

1. Forbearances; Covenants and Conditions; Additional Related Provisions.

(a)

Forbearance; Covenants and Conditions. The Holder, pursuant to the terms hereof, agrees to temporarily forbear from exercising any of its rights or remedies under the Notes or the Purchase Agreement with respect to the defaults and Events of Default which have occurred and currently continue to exist under and pursuant to the Purchase Agreement and the Notes, including, but not limited to, the Company’s failure to comply with the registration conditions stipulated in the Transaction Documents, until the earlier of (i) February 28, 2025, and (ii) such date as the Company shall have failed to comply with the following covenants and conditions (the “Term”). In consideration for the foregoing forbearance, the Company hereby agrees as follows:

(i)	No later than 5:00 p.m. (New York City) on January 24, 2025, cause to be issued to the Holder 1,133,080 Ordinary Share (the “Forbearance Shares”); and

(ii)

On the date hereof, the Company shall deliver to the Holder a unanimous consent of the board of directors of the Company duly executed by each member thereof approving the Company’s entrance into and delivery of this Agreement and the performance of the transactions contemplated hereby in form acceptable to the Holder.

(b) No Waivers. The Parties recognize and acknowledge that by entering into this Agreement, neither Holder is waiving any rights or remedies it may have under the Notes, the Purchase Agreement or any of the Transaction Documents, or any defaults or Events of Default arising thereunder, including the defaults and Events of Default which exist and are ongoing as of the date hereof (collectively, the “Existing Rights”). Immediately, after the date hereof, upon any failure by the Company to comply with the conditions and covenants set forth on Section 1(a), the Holder’s agreement to forbear from pursuing any Existing Rights in accordance with this Agreement shall be terminated and of no further force or effect, without any further notice or demand from the Holder, and the Holder shall have the absolute right to pursue and obtain all Existing Rights; provided, that, notwithstanding any such failure (i) the Holder shall be entitled to retain its Forbearance Shares which shall be deemed fully earned as of the date they are issued or received, as applicable, by the Holder (understanding that any such payments shall be credited towards amounts owing under the Notes and Transaction Documents), and (ii) the provisions of Sections 2, 3, 4, 5, 6, 7, and 10 of this Agreement shall survive any such failure to comply.

(c)	Temporary Waivers. During the Term the Holder agrees to the following:

(i)	the Company shall not to be required to make interest payments required pursuant to Section 1.2.1 of each Notes; and

(ii)	the Company shall not be required to provide certain registration rights under the Securities Act of 1933. except as otherwise previously required under the Transaction Documents.

(d)	Claims. Nothing in the foregoing shall release any claim to enforce this Agreement, the Notes, the Purchase Agreement or the Transaction Documents.

(e)

Continuation of Rights and Remedies of the Holder. The Holder shall have all rights, powers and remedies set forth in this Agreement, the Purchase Agreement, and the Transaction Documents, and any other written agreement or instrument relating to any of the Company’s obligations, or any security therefor, or as otherwise provided at law or in equity.

(f)

Acknowledgements in respect of Further Tranches. The Company acknowledges that because of the Events of Default that have occurred prior to the date hereof, the Holder is not required to purchase any further Note under the Purchase Agreement in any other Tranches unless the Holder shall agree to waive such Events of Default in its in its sole discretion.

2. Company Release. In consideration of the promises contained herein, the Company, on behalf of itself and its direct or indirect predecessors, successors, parent companies, divisions, subsidiaries, agents, affiliates, subrogees, insurers, trustees, trusts, administrators, representatives, personal representatives, legal representatives, transferees, assigns and successors in interest of assigns, and any firm, trust, corporation, partnership, investment vehicle, fund or other entity managed or controlled by the Company or in which the Company has or had a controlling interest and the respective consultants, employees, legal counsel, officers, directors, managers, shareholders, stockholders, owners of any of the foregoing (collectively, the “Company Releasors”), hereby immediately remise, release, acquit and forever discharge the Holder and any and all of its direct or indirect affiliates, parent companies, divisions, subsidiaries, agents, transferees, consultants, employees, legal counsel, officers, directors, managers, shareholders, stockholders, stakeholders, owners, predecessors, successors, assigns, successors in interest of assigns, subrogees, insurers, trustees, trusts, administrators, fiduciaries and representatives, legal representatives, personal representatives and any firm, trust, corporation or partnership investment vehicle, fund or other entity managed or controlled by such Holder or in which such Holder has or had a controlling interest, if any (collectively, the “Holder Releasees”), of and from any and all federal, state, local, foreign and any other jurisdiction’s statutory or common law claims (including claims for contribution and indemnification), causes of action, complaints, actions, suits, defenses, debts, sums of money, accounts, covenants, controversies, agreements, promises, losses, damages, orders, judgments and demands of any nature whatsoever, in law or equity, known or unknown, of any kind, including, but not limited to, claims or other legal forms of action or from any other conduct, act, omission or failure to act, other than arising out of the gross negligence, willful and/or malicious misconduct of any Holder Releasee (as determined by a final, non-appealable judgment from a court of competent jurisdiction), that the Company ever had, now have, may have, may claim to have, or may hereafter have or claim to have, against the Holder Releasees, from the beginning of time up to and including the date hereof (the “Released Company Claims”) that arise solely from or are related to this Agreement, the Purchase Agreement, the Notes, and the Warrant and the transactions contemplated thereby. Nothing in the foregoing release shall release any claim to enforce this Agreement.

3. Release of Unknown Claims.

(a) The Company Releasors expressly waive the provisions, rights and benefits conferred by any law of any state or any territory of the United States or of any other nation, or principle of common law relating to claims arising in connection to this Agreement, the Purchase Agreement, the Notes, and the Warrant and the transactions contemplated thereby and which the Company Releasors did not know or suspect to exist in the Holder Releasees’ favor at the time of executing this Agreement, which, if known by the Company Releasors, would have materially affected the Company Releasors’ agreement with Holder; and

(b) The Company Releasors may hereafter discover facts in addition to or different from those that any of them now knows or believes to be true, but the Company Releasors fully, finally, and forever settle and release any and all claims arising in connection to this Agreement, the Purchase Agreement, the Notes, and the Warrant and the transactions contemplated thereby, known or unknown, suspected or unsuspected, contingent or non-contingent, that now exist, or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future without regard to the subsequent discovery or existence of such different or additional facts other than arising out of the gross negligence, willful and/or malicious misconduct of any Holder Releasee (as determined by a final, non-appealable judgment from a court of competent jurisdiction). If the Company Releasors should subsequently discover that its understanding of the facts or of the law was or is incorrect, the Company Releasors shall not be entitled to relief in connection therewith, including without limitation of the generality of the foregoing, any alleged right or claim to set aside or rescind this Agreement. This Agreement is intended to be, and is, final and binding upon the Company Releasors according to the terms hereof regardless of any claims of mistake of fact or law.

(c) In addition, each of the Company and Holder agree and acknowledge that it has had an opportunity to negotiate the terms and provisions of this Agreement, including the foregoing waiver and release agreements, with and through their own competent counsel, and that each of the Company and Holder has sufficient leverage and economic bargaining power, and has used such leverage and economic bargaining power, to fairly and fully negotiate this Agreement, including the waiver and release agreements herein, in a manner that is acceptable to such Part(ies). The foregoing waiver and release agreements shall survive the termination of the Purchase Agreement or any of the Transaction Documents, and repayment of its obligations.

4. Existing Defaults. The Company acknowledges the existence of certain defaults and Events of Default under the Purchase Agreement and the Transaction Documents. The Company agrees that by entering into this Agreement, neither Holder is waiving any rights it may have arising under such existing defaults and Events of Default, the Purchase Agreement, or the Transaction Documents.

5. No Action. Upon the execution hereof by the Company Releasors, the Company Releasors covenant and agree not to commence or prosecute any action or proceeding against any Holder based on the Released Company Claims.

6. Ratification. The Company hereby acknowledges, represents, warrants, and confirms to the Holder that: (i) each of the Transaction Documents executed by the Company, respectively, are valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms; and (ii) no oral representations, statements, or inducements have been made by a Holder, or any agent or representative of any Holder, with respect to the Purchase Agreement, this Agreement, or any other Transaction Documents.

7. Parties’ Conduct. As of the Effective Date, the Parties hereby acknowledge and admit that: (i) each Party has acted in good faith and has fulfilled and fully performed all of its obligations under or in connection with the Purchase Agreement, the Notes, or any other Transaction Documents; and (ii) that there are no other promises, obligations, understandings or agreements with respect to this Agreement, the Purchase Agreement, the Notes, or any other Transaction Documents, except as expressly set forth herein, or in the Purchase Agreement, the Notes, and other Transaction Documents.

8. Redefined Terms. The term “Transaction Documents,” as defined in the Purchase Agreement and as used in this Agreement, shall be deemed to refer to and include this Agreement, the Notes, and all other documents or instruments executed in connection with this Agreement.

9. Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Holder: The execution and delivery by the Company of this Agreement, and all other documents executed and delivered in connection herewith, and the performance by the Company of all of its obligations hereunder and thereunder, have been duly and validly authorized and approved by the Company and their board of directors, managers, shareholders, members, or other Persons, as applicable, pursuant to all applicable laws, and no other corporate or company action or consent on the part of the Company, its board of directors, shareholders, members, or any other Person, is necessary or required by the Company to execute this Agreement, and the documents executed and delivered in connection herewith, to consummate the transactions contemplated herein, or perform all of the Company’s obligations hereunder. This Agreement, and each of the documents executed and delivered in connection herewith, have been duly and validly executed by the Company (and the Person executing this Agreement and all such other documents for the Company is duly authorized to act and execute same on behalf of the Company) and constitute the valid and legally binding agreement of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

10. Relief from Automatic Stay.

(a) In the event any of the Company shall: (i) file bankruptcy with any bankruptcy court of competent jurisdiction or be the subject of any petition under Title 11 of the U.S. Code, as amended; (ii) be the subject of any order for relief issued under such Title 11 of the U.S. Code, as amended; (iii) file or be the subject of any petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency, or other relief for debtors; (iv) have sought or consented to or acquiesced in the appointment of any trustee, receiver, conservator, or liquidator; or (v) be the subject of any order, judgment, or decree entered by any court of competent jurisdiction approving a petition filed against any of the Company for any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future Federal or state act or law relating to bankruptcy, insolvency or relief for debtors, the Holder shall thereupon be entitled to the immediate entry of an order from the appropriate bankruptcy court granting to such Holder complete relief from the automatic stay imposed by Section 362 of Title 11 of the U.S. Code, as amended, or otherwise, on or against the exercise of the rights and remedies otherwise available to such Holder as provided in this Agreement or the Transaction Documents, including, without limitation, the enforcement of the liens and security interests granted therein, and as otherwise provided by law.

(b) The Company specifically agrees: (i) that upon filing a motion for relief from the automatic stay, the Holder shall be entitled to relief from the stay without the necessity of any evidentiary hearing and without the necessity or requirement of such Holder to establish or prove the value of the collateral, the lack of adequate protection of its interest in the collateral or the lack of equity in the collateral; (ii) that the lifting of the automatic stay hereunder by the appropriate bankruptcy court shall be deemed to be “for cause” pursuant to §362(d)(I) of Title 11 of the U.S. Code, as amended; and (iii) that Company will not directly or indirectly oppose or otherwise defend against any Holder’s efforts to gain relief from the automatic stay. This provision is not intended to preclude the Company from filing for relief or protection under any chapter of the Bankruptcy Code.

11. Preparation of Agreement. Each Party represents to the other that its counsel has negotiated and participated in the drafting of, and are legally authorized to negotiate and draft, this Agreement. Each Party to this Agreement acknowledges that this Agreement was drafted jointly by the Parties hereto and each Party has contributed substantially and materially to the preparation of this Agreement. The Agreement shall be construed as having been made and entered into as the result of arms-length negotiations, entered into freely and without coercion or duress, between parties of equal bargaining power.

12. Expenses. The Company shall be responsible for payment of its own costs and expenses, including attorneys’ fees, associated with the negotiation and execution of this Agreement and any discussions leading thereto. The Company shall also be responsible for payment of the Holder’s legal fees and expenses in the amount of $15,000.

13. Amendments / Modifications. This Agreement shall not be modified, amended, supplemented, or otherwise changed except by a writing signed by all Parties. The Parties expressly intend and agree that there shall be no exceptions to this “oral modification” clause, including, but not limited to, any present or future claims of partial performance or equitable estoppel. No parol or oral evidence shall be admitted to alter, modify or explain the terms of this Agreement, which all Parties agree is clear and unambiguous.

14. Entire Agreement. This Agreement represents the entire agreement of the Parties as to the matters set forth herein and shall supersede any and all previous contracts, arrangements or understandings among the Parties.

15. Counterparts. This Agreement may be executed in counterparts. The execution of this Agreement and the transmission thereof by facsimile or e-mail shall be binding on the Party signing and transmitting same by facsimile or e-mail fully and to the same extent as if a counterpart of this Agreement bearing such Party’s original signature has been delivered.

16. Authorized Representative. Each signatory on behalf of a Party to this Agreement represents and warrants that he or she is a duly authorized representative of that Party, with full power and authority to agree to this Agreement and all the terms herein on behalf of that Party, which Party shall be bound by such signature.

17. Consultation with Counsel. Each Party represents that it has fully reviewed this Agreement with its respective attorneys and understands the legal effect of this Agreement, and each of the Parties represents that having understood the legal effects of this Agreement, each of them has freely and voluntarily consented to and authorized this Agreement.

18. Notices. Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and in each case properly addressed to the Party to receive the same in accordance with the information below, and will be deemed to have been delivered: (i) if mailed by certified mail, return receipt requested, postage prepaid and properly addressed to the address below, then three (3) business days after deposit of same in a regularly maintained U.S. Mail receptacle; or (ii) if mailed by Federal Express, UPS or other nationally recognized overnight courier service, next business morning delivery, then one (1) business day after deposit of same in a regularly maintained receptacle of such overnight courier; or (iii) if hand delivered, then upon hand delivery thereof to the address indicated on or prior to 5:00 p.m., Eastern Time, on a business day. Any notice hand delivered after 5:00 p.m., Eastern Time, shall be deemed delivered on the following business day. Notwithstanding the foregoing, notices, consents, waivers or other communications referred to in this Agreement may be sent by facsimile, e-mail, or other method of delivery, but shall be deemed to have been delivered only when the sending Party has confirmed (by reply e-mail or some other form of written confirmation) that the notice has been received by the other Party. The addresses and facsimile numbers for such communications shall be as set forth below, unless such address or information is changed by a notice conforming to the requirements hereof. No notice to or demand on the Parties in any case shall entitle the Parties to any other or further notice or demand in similar or other circumstances:

If to the Holder:	Helena Special Opportunities LLC
2500 Westchester Ave.
Suite 401
Purchase, NY 10577
Attention: Jeremy Weech
Email: jeremy@helenapartners.com

With a copy to:	Lucosky Brookman LLP
(which shall not constitute notice)	101 Wood Avenue South, 5th Floor
Woodbridge, New Jersey 08830
Attn: Rodrigo Sanchez
Email: rsanchez@lucbro.com

If to the Company:	Crown LNG Holdings Limited
1 Canada Square
37th Floor
Canary Wharf, London
Greater London E14
5AA
United Kingdom
Attention:
E-mail:

With a copy to	Nelson, Mullins, Riley & Scarborough
(which copy shall	LLP
not constitute notice):	101 Constitution Avenue, NW
Suite 900
Washington, D.C. 20001
Attention:
E-mail:

19. FORUM SELECTION. THE PARTIES IRREVOCABLY AGREE THAT ANY DISPUTE ARISING UNDER, RELATING TO, OR IN CONNECTION WITH, DIRECTLY OR INDIRECTLY, THIS AGREEMENT OR RELATED TO ANY MATTER WHICH IS THE SUBJECT OF OR INCIDENTAL TO THIS AGREEMENT (WHETHER OR NOT SUCH CLAIM IS BASED UPON BREACH OF CONTRACT OR TORT) SHALL BE SUBJECT TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE STATE AND/OR FEDERAL COURTS LOCATED IN THE CITY OF NEW YORK, NEW YORK. EACH PARTY HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION AND VENUE OF ANY STATE OR FEDERAL COURT HAVING ITS’ SITUS IN SAID COUNTY, AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS. EACH PARTY HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO THE COMPANY AS SET FORTH HEREIN OR IN THE MANNER PROVIDED BY APPLICABLE STATUTE, LAW, RULE OF COURT OR OTHERWISE.

20. Waiver of Jury Trial. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION COMMENCED BY OR AGAINST THE HOLDER WITH RESPECT TO RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO.

21. WAIVER OF DEFENSES. THE COMPANY WAIVES EVERY PRESENT AND FUTURE DEFENSE, CAUSE OF ACTION, COUNTERCLAIM OR SETOFF WHICH THE COMPANY MAY HAVE AS OF THE DATE HEREOF TO ANY ACTION BY HOLDER IN ENFORCING THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS. THE COMPANY WAIVES ANY IMPLIED COVENANT OF GOOD FAITH AND RATIFIES AND CONFIRMS WHATEVER HOLDER MAY DO PURSUANT TO THE TERMS OF THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS AS OF THE DATE OF THIS AGREEMENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR HOLDER GRANTING ANY ACCOMMODATION TO THE COMPANY IN CONNECTION HEREWITH.

22. Governing Law. This Agreement shall be governed by the internal laws of the State of Delaware, and for all purposes shall be construed in accordance with the laws of such State, without giving effect to the choice of law provisions of such State.

[signature page follows]

IN WITNESS WHEREOF, the Parties execute this Agreement as of the date first written above.

CROWN LNG HOLDINGS LIMITED

By:	/s/ Joern Skule Husemoen
Name: Joern Skule Husemoen
Title: Chief Financial Officer

HELENA SPECIAL OPPORTUNITIES LLC

By:	/s/ Lawrence Cutler
Name: Lawrence Cutler
Title: Authorized Signatory

[Signature Page to Forbearance Agreement]